EXHIBIT 99.1


CHOICE ONE CONTACT:
Lisa Schnorr
Director, Corporate Communications and Investor Relations
(585) 530-2965
lschnorr@choiceonecom.com


CHOICE ONE REPORTS SECOND QUARTER 2003 RESULTS; CASH FLOW FOR THE MONTH OF JUNE WAS POSITIVE; SECOND QUARTER LOSS PER SHARE WAS $0.68 COMPARED WITH $8.17 PER SHARE A YEAR AGO

- REVENUE WAS $82.2 MILLION; UP 12% FROM A YEAR AGO AND UP 3% FROM FIRST QUARTER 2003

- ADJUSTED EBITDA (SEE NOTE 1) WAS $10.3 MILLION; AN INCREASE OF $26.8 MILLION FROM A YEAR AGO AND AN INCREASE OF 26% FROM FIRST QUARTER 2003

- CAPITAL EXPENDITURES WERE $2.1 MILLION FOR THE QUARTER, COMPARED WITH $5.7 MILLION A YEAR AGO AND $1.9 MILLION IN FIRST QUARTER 2003

- TOTAL CASH UTILIZATION WAS $6.1 MILLION FOR THE SECOND QUARTER, DOWN 40% FROM FIRST QUARTER 2003; CASH FLOW FOR THE MONTH OF JUNE WAS POSITIVE

- LOSS PER SHARE WAS $0.68 FOR THE QUARTER, COMPARED WITH $8.17 A YEAR AGO AND $0.72 IN FIRST QUARTER 2003

-    COMPANY CELEBRATES FIVE YEAR ANNIVERSARY MILESTONE

         Rochester, New York - August 11, 2003 - Choice One Communications (OTCBB: CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, including Internet and DSL solutions, to businesses in 29 Northeast and Midwest markets, today announced financial and operational results for second quarter 2003.

         "We are extremely pleased with our second quarter results," commented Steve Dubnik, Chairman and Chief Executive Officer. "We had positive cash flow for the month of June and reported positive adjusted EBITDA for the third consecutive quarter. Importantly, our second quarter results showed top-line growth, gains in market penetration and continued strong control over our operating expenses and capital spending."

         "This is a very exciting time for Choice One. Five years ago, we started this company with a sound business plan. We have remained committed to that plan, have focused on our clients, managed our growth and managed our vital cash resources. In five years' time, we have built a company that provides high quality bundled telecommunications services to more than 100,000 business clients in 12 states. Our growth to date is the culmination of countless individual accomplishments during the past five years and the efforts of many dedicated Choice One colleagues."

         Revenue was $82.2 million for the second quarter, up 12% from second quarter 2002 revenue of $73.2 million and up 3% from first quarter 2003 revenue of $80.1 million. Network costs continue to

CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

benefit from the company's robust and efficient fiber optic network and ongoing network optimization initiatives. Revenue less network costs was $40.9 million, or 49.7% of revenue for the second quarter, compared with $32.8 million, or 44.8% of revenue a year ago and $39.6 million, or 49.4% of revenue for first quarter 2003. The company's second quarter results reflect continued strong focus on operating expenses. Second quarter selling, general and administrative (SG&A) expenses were down 4% from first quarter 2003 and were down 38% from a year ago. SG&A expenses were $30.5 million, or 37.2% of revenue in second quarter 2003 compared with $31.9 million, or 39.8% of revenue in first quarter 2003 and $49.2 million, or 67.2% of revenue in second quarter 2002. Second quarter 2002 SG&A expenses included $11.8 million to increase bad debt reserves for certain specific telecommunications carriers. At June 30, 2003, Choice One had 1,323 total colleagues, compared with 1,410 at March 31, 2003 and 1,801 a year ago.

         Adjusted EBITDA (see Note 1) was $10.3 million, or 12.6% of revenue, in second quarter 2003, up 26% from adjusted EBITDA of $8.2 million, or 10.3% of revenue in first quarter 2003. The company reported adjusted EBITDA losses of $16.4 million a year ago. Capital expenditures were $2.1 million for the quarter, compared with $1.9 million in first quarter 2003 and $5.7 million a year ago. Cash interest expense, which excludes interest payable in kind (PIK), was $7.5 million for the second quarter, compared with $7.4 million for first quarter 2003 and $7.7 million for second quarter 2002.

         The company reported free cash flow (see Note 2) of $0.7 million for the quarter, achieving positive free cash flow for the first time in the company's history. Changes in working capital represented a $6.8 million use of cash during the quarter, primarily related to reducing the company's accounts payable and accrued expenses balance. Total cash utilization for the quarter was $6.1 million, down 40% from first quarter cash utilization of $10.1 million and down 66% from $17.8 million in second quarter 2002. The company had positive cash flow for the month of June. Although not necessarily indicative of future cash flow results, this was the first time the company experienced positive monthly cash flow. The company exited June with total liquidity of $16.7 million, including $15.0 million of cash and $1.7 million available on its credit facility.

         Net loss applicable to common stockholders was $36.6 million, or $0.68 per share, compared with $38.6 million, or $0.72 per share, in first quarter 2003 and $349.8 million, or $8.17 per share, a year ago. Second quarter 2002 loss per share included $11.8 million to increase bad debt reserves for certain specific telecommunications carriers and $283.3 million related to the impairment loss on certain intangible assets.

SALES AND OPERATING HIGHLIGHTS

         At June 30, 2003, the company's market penetration was estimated at 8.4% of addressable business lines, compared with 7.5% a year ago. With more than 100,000 clients and more than half a

CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

million lines in service, client service and satisfaction continues to be a primary focus for the company. The company's average monthly attrition rate of facilities based lines was approximately 1.4% during the second quarter and was consistent with recent quarters.

         The company's new bundled service plans, Select Savings, which were introduced during the first quarter, have been well received by clients and prospective clients. Select Savings offers substantial incremental cost savings for clients who subscribe to multiple services or those with above-average usage and offers substantial benefits compared with other competitive offerings. The company's penetration of high-speed Internet services (DSL and T-1), available throughout its 29-market operating footprint, is 20% higher for clients with Select Savings compared with the company's legacy plans.

         The company continues to focus sales and marketing efforts on increasing its market penetration, including that of multi-location businesses. Additionally, during the quarter the company renewed its focus on its business partner channel, signing 84 new business partners under its aggressive new "Fast Start Program".

         "Choice One continues to grow and successfully sell our bundled service offering to businesses across our footprint," added Mr. Dubnik. "This clearly demonstrates the benefits of our Select Savings plans, our focus on client service and the quality of our telecommunications network."

Note 1: EBITDA consists of earnings (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA, as used by the company, also excludes other non-cash charges, such as deferred compensation, and may be different from similarly used measures by other companies. EBITDA and adjusted EBITDA are not substitutes for measures of financial liquidity under generally accepted accounting principles (GAAP). However, management believes that EBITDA and adjusted EBITDA are useful measures of the company's liquidity, its ability to service existing debt, to sustain potential increases in debt and to satisfy capital requirements. Adjusted EBITDA is reconciled to net cash used in operating activities in the attached financial tables.

Note 2: The company defines free cash flow as adjusted EBITDA less capital expenditures and cash interest expense. Free cash flow is not a substitute for financial liquidity under GAAP. However, management believes free cash flow is a useful measure of the company's ability to generate sufficient cash to fund all cash operating expenses, capital expenditures and debt service, subject to the timing of collections and payments. Free cash flow is reconciled to net cash used in operating activities in the attached financial tables.



ABOUT CHOICE ONE COMMUNICATIONS

         Headquartered in Rochester, New York, Choice One Communications Inc. (OTCBB: CWON) is a leading integrated communications services provider offering voice and data services including Internet and DSL solutions, to businesses in 29 metropolitan areas (markets) across 12 Northeast and Midwest states. Choice One reported $290 million of revenue in 2002, has more than 100,000 clients and employs approximately 1,300 colleagues.

CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

         Choice One's markets include: Hartford and New Haven, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield and Worcester, Massachusetts; Portland/Augusta, Maine; Grand Rapids and Kalamazoo, Michigan; Manchester/Portsmouth, New Hampshire; Albany (including Kingston, Newburgh, Plattsburgh and Poughkeepsie), Buffalo, Rochester and Syracuse (including Binghamton, Elmira and Watertown), New York; Akron (including Youngstown), Columbus and Dayton, Ohio; Allentown, Erie, Harrisburg, Pittsburgh and Wilkes-Barre/Scranton, Pennsylvania; Providence, Rhode Island; Green Bay (including Appleton and Oshkosh), Madison and Milwaukee, Wisconsin.

         The company has intra-city fiber networks in the following markets:
Hartford, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield, Massachusetts; Grand Rapids and Kalamazoo, Michigan; Albany, Buffalo, Rochester and Syracuse, New York; Columbus, Ohio; Pittsburgh, Pennsylvania; Providence, Rhode Island; Green Bay, Madison and Milwaukee, Wisconsin.

         For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.


FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the company intends such forward-looking statements be subject to the safe harbors created thereby. The words "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of Choice One Communications Inc. ("the company"). These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, continued compliance with covenants for borrowing under our bank credit facility, availability of financing, availability of significant operating cash flows, continued availability of regulatory approvals, the number of potential customers and average revenue for such customers in a market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the company's business, changes in the competitive climate in which the company operates and the emergence of future opportunities, all of which could cause actual results and experiences to vary significantly from the company's current business plan and to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2002, Registration No. 000-29279, filed with the Securities and Exchange Commission on March 31, 2003.

                                     # # # #

     CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

                CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
           (Dollars in thousands, except share and per share amounts)


                                                                                     June 30,     December 31,
                                                                                       2003           2003
                                                                                   -----------    ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                       $    14,979    $   29,434
   Accounts receivable, net                                                             34,967        43,215
   Prepaid expenses and other current assets                                             4,187         2,298
                                                                                   -----------    ----------
      Total current assets                                                              54,133        74,947


PROPERTY AND EQUIPMENT
   Property and equipment                                                              472,471       467,214
   Less: accumulated depreciation                                                     (159,603)     (130,503)
                                                                                   -----------    ----------
      Property and equipment, net                                                      312,868       336,711

Intangible assets net of accumulated amortization                                       39,994        47,479
Other assets                                                                             4,997         4,813
                                                                                   -----------    ----------
      Other assets, net                                                                 44,991        52,292
                                                                                   -----------    ----------
   Total assets                                                                    $   411,992    $  463,950
                                                                                   ===========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
   Current portion of capital leases for indefeasible rights to use fiber (IRU)    $       523    $      461
   Accounts payable                                                                      6,047        14,717
   Accrued expenses                                                                     44,633        58,381
                                                                                   -----------    ----------
      Total current liabilities                                                         51,203        73,559

LONG-TERM DEBT AND OTHER LIABILITIES
   Long-term debt
      Senior credit facility(1)                                                        395,909       392,264
      Subordinated notes(2)                                                            217,457       203,677
   Interest rate swaps                                                                  17,852        19,308
   Long term capital leases for indefeasible rights to use fiber                        33,799        31,968
   Other long-term liabilities                                                           3,683         3,581
                                                                                   -----------    ----------
         Total long-term debt and other liabilities                                    668,700       650,798

REDEEMABLE PREFERRED STOCK
   Series A Preferred stock $0.01 par value, 340,000 shares
      authorized; 251,588 shares issued and outstanding at
      June 30, 2003 and December 31, 2002, respectively                                268,733       243,532

STOCKHOLDERS' DEFICIT
   Undesignated preferred stock, $0.01 par value, 4,600,000 shares
      authorized, no shares issued and outstanding                                           -             -
   Common stock $0.01 par value; 150,000,000 shares                                          -             -
      authorized, 44,190,360 and 42,478,396 shares issued at
      June 30, 2003 and December 31, 2002, respectively                                    442           425
   Treasury stock, 135,415 shares, at cost, at June 30, 2003
      and December 31, 2002                                                               (473)         (473)
   Additional paid-in capital                                                          474,510       498,439
   Deferred compensation                                                                  (602)         (391)
   Accumulated other comprehensive loss                                                (17,852)      (19,308)
   Accumulated deficit                                                              (1,032,669)     (982,631)
                                                                                   -----------    ----------
      Total stockholders' deficit                                                     (576,644)     (503,939)
                                                                                   -----------    ----------
      Total liabilities and stockholders' deficit                                  $   411,992    $  463,950
                                                                                   ===========    ==========

Notes:


      (1) The senior credit facility includes discount on issuance of $3.9 million and $4.1 million at June 30, 2003 and December 31, 2002, respectively. The discount is associated with the Term C loan financing which closed in September 2002.

      (2) The subordinated notes include discount on issuance of $2.5 million and $2.8 million at June 30, 2003 and December 31, 2002, respectively. The subordinated notes also include the accrued interest which is payable-in-kind(PIK). Accrued PIK interest, included in the subordinated notes, was $3.9 million and $3.7 million at June 30, 2003 and December 31, 2002, respectively.

     CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

                CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)


                                                    Three Months        Three Months
                                                       Ended               Ended              Dollar            Percent
                                                      June 30,            June 30,          Increase/          Increase/
                                                        2003                2002            (Decrease)         (Decrease)
                                                    -----------          -----------        ----------         ----------
                                                    (Unaudited)          (Unaudited)

REVENUE                                               $ 82,189            $  73,191          $   8,998              12%

OPERATING EXPENSES
   Network costs                                        41,311               40,434          $     877               2%
   Selling, general and administrative                  30,536               49,168            (18,632)            -38%
   Non-cash management ownership
      allocation charge                                      -                2,037             (2,037)           -100%
   Non-cash deferred compensation                          186                5,348             (5,162)            -97%
   Impairment loss on long-lived assets(1)                   -              283,251           (283,251)           -100%
   Loss on disposition of assets                            30                  533               (503)            -94%
   Depreciation and amortization                        17,154               16,533                621               4%
                                                     ---------            ---------          ---------           -----
      Total operating expenses                          89,217              397,304           (308,087)            -78%
                                                     ---------            ---------          ---------           -----

      Loss from operations                              (7,028)            (324,113)           317,085              98%

OTHER (EXPENSE) INCOME:
   Interest expense, net(2)                            (16,746)             (14,897)            (1,849)             12%
                                                     =========            =========          =========           =====
NET LOSS                                              $(23,774)           $(339,010)         $ 315,236              93%
                                                     =========            =========          =========           =====

   Accretion on preferred stock                          2,742                2,011                731              36%
   Accrued dividends on preferred stock                 10,105                8,806              1,299              15%

                                                     ---------            ---------          ---------           -----
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS            $(36,621)           $(349,827)         $ 313,206              90%
                                                     =========            =========          =========           =====

NET LOSS PER SHARE, BASIC AND DILUTED                 $  (0.68)              $(8.17)             $7.49              92%
                                                     =========            =========          =========

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING (000s), BASIC AND DILUTED      53,995               42,804
                                                     =========            =========


Notes


(1) During the second quarter of 2002, the company determined that certain intangible assets became impaired as defined under SFAS No. 142 and SFAS No. 144.

(2) A reconciliation to cash interest expense:

                                                                    Three months ended        Three months ended
                                                                       June 30, 2003             June 30, 2002
                                                                   -------------------        ------------------

   Interest expense, net                                                  $ (16,746)              $  (14,897)
                  PIK interest on subordinated notes and Term C loan          7,728                    6,085
                  Non-cash interest on IRUs                                     116                        -
                  Amortization of deferred financing costs                    1,110                    1,029
                  Amortization of discount on long-term debt                    275                      126
                                                                          ---------               ----------
   Cash interest expense                                                  $  (7,517)              $   (7,657)
                                                                          =========               ===========

     CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

                CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in thousands, except share and per share amounts)


                                                    Six Months           Six Months
                                                       Ended                Ended             Dollar            Percent
                                                      June 30,            June 30,          Increase/          Increase/
                                                        2003                2002            (Decrease)         (Decrease)
                                                    -----------          -----------        ----------         ----------
                                                    (Unaudited)          (Unaudited)

REVENUE                                               $162,289            $ 143,786          $  18,503              13%

OPERATING EXPENSES
   Network costs                                        81,838               82,619          $    (781)             -1%
   Selling, general and administrative                  62,433               86,889            (24,456)            -28%
   Non-cash management ownership
      allocation charge                                      -               10,715            (10,715)           -100%
   Non-cash deferred compensation                          661                4,146             (3,485)            -84%
   Loss on disposition of assets                            88                  778               (690)            -89%
   Impairment loss on long-lived assets(1)                   -              283,251           (283,251)           -100%
   Restructuring costs(2)                                 (535)                   -               (536)           -100%
   Depreciation and amortization                        34,723               32,707              2,016               6%
                                                     ---------            ---------          ---------           -----
      Total operating expenses                         179,208              501,105           (321,897)            -64%
                                                     ---------            ---------          ---------           -----

      Loss from operations                             (16,919)            (357,319)           340,400              95%

OTHER INCOME/(EXPENSE):
   Interest expense,net(3)                            (33,156)             (29,007)            (4,149)            -14%
   Miscellaneous income                                     36                    -                 36             100%
                                                     =========            =========          =========           =====
NET LOSS                                              $(50,039)           $(386,326)         $ 336,287              87%
                                                     =========            =========          =========           =====

   Accretion on preferred stock                          5,334                3,997              1,337              33%
   Accrued dividends on preferred stock                 19,867               17,313              2,554              15%

                                                     ---------            ---------          ---------           -----
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS            $(75,240)           $(407,636)         $ 332,396              82%
                                                     =========            =========          =========           =====

NET LOSS PER SHARE, BASIC AND DILUTED                 $  (1.40)           $   (9.60)         $    8.20              85%
                                                     =========            =========          =========

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING (000s), BASIC AND DILUTED      53,754               42,458
                                                     =========            =========


Notes


(1) During the second quarter of 2002, the company determined that certain intangible assets became impaired as defined under SFAS No. 142 and SFAS No. 144.

(2) During 2002, the company committed to a plan that included certain network optimization projects and exiting the Ann Arbor/Lansing, Michigan market. In connection with the plan, the company recorded a restructuring charge of approximately $5.3 million. During February 2003, we modified a portion of our restructuring plan related to reduced reliance on certain collocations. As the Company engaged in these restructuring actions during the first quarter of 2003, it learned that additional costs would be charged to it by the established telephone companies regarding anticipated collocation closings. Based on this new information, we reduced the number of collocation sited that will be affected. As a result, the Company modified a portion of its restructuring plan and reversed approximately $0.7 million in restructuring costs. At the same time, the Company increased the restructuring for costs that became known during the first quarter for severance and other network facility items.


(3) A reconciliation to cash interest expense.

                                                                    Six months ended           Six months ended
                                                                      June 30, 2003              June 30, 2002
                                                                   -------------------        ------------------

   Interest expense, net                                                  $ (33,156)              $  (29,007)
                  PIK interest on subordinated notes and Term C loan         15,134                   11,879
                  Non-cash interest on IRUs                                     294                        -
                  Amortization of deferred financing costs                    2,251                    2,045
                  Amortization of discount on long-term debt                    543                      249
                                                                          ---------               ----------
   Cash interest expense                                                  $ (14,934)              $  (14,834)
                                                                          =========               ===========

     CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

                CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
 ADJUSTED EARNINGS BEFORE INCOME TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
                               AND FREE CASH FLOW
                             (Dollars in thousands)


                                                                     Three Months        Three Months      Three Months
                                                                        Ended               Ended             Ended
                                                                       June 30,            June 30,          March 31,
                                                                         2003                2002              2003
                                                                     -----------         ------------      ------------
                                                                     (Unaudited)          (Unaudited)       (Unaudited)

Net cash used in operating activities                                  $ (3,763)           $ (12,105)         $  (8,123)

Adjustments to reconcile:
   Changes in assets and liabilities                                      6,587              (11,964)         $   8,954

   Less net interest expense currently payable:
      Other expense, net                                                 16,746               14,897             16,409
      Amortization of deferred financing costs                           (1,110)              (1,029)            (1,141)
      Amortization of discount on long-term debt                           (275)                (126)              (268)
      Interest payable in-kind on long-term debt and IRUs                (7,844)              (6,085)            (7,583)
                                                                       --------            ---------          ---------
   Net interest expense currently payable                                 7,517                7,657              7,417
                                                                       --------            ---------          ---------
   ADJUSTED EBITDA, AS REPORTED                                        $ 10,341            $ (16,412)         $   8,248
                                                                       ========            =========          =========

Less:
 Capital expenditures                                                    (2,152)              (5,715)            (1,871)
 Net interest currently payable in cash                                  (7,517)              (7,657)            (7,417)
                                                                       --------            ---------          ---------
FREE CASH FLOW                                                         $    672            $ (29,784)         $  (1,040)
                                                                       ========            =========          =========

     CHOICE ONE REPORTS SECOND QUARTER 2003 FINANCIAL AND OPERATING RESULTS

                CHOICE ONE COMMUNICATIONS INC. AND SUBSIDIARIES
 ADJUSTED EARNINGS BEFORE INCOME TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
                               AND FREE CASH FLOW
                             (Dollars in thousands)


                                                                     Six Months           Six Months
                                                                        Ended               Ended
                                                                       June 30,            June 30,
                                                                         2003                2002
                                                                     -----------         ------------
                                                                     (Unaudited)          (Unaudited)

Net cash used in operating activities                                  $(11,886)           $ (39,270)

Adjustments to reconcile:
   Changes in assets and liabilities                                     15,541               (1,286)

   Less net interest expense currently payable:
      Other expense, net                                                 33,156               29,007
      Amortization of deferred financing costs                           (2,251)              (2,045)
      Amortization of discount on long-term debt                           (543)                (249)
      Interest payable in-kind on long-term debt and IRUs               (15,428)             (11,879)
                                                                       --------            ---------
   Net interest expense currently payable                                14,934               14,834
                                                                       --------            ---------
   ADJUSTED EBITDA, AS REPORTED                                        $ 18,589            $ (25,722)
                                                                       ========            =========

Less:
 Capital expenditures                                                    (4,023)             (12,180)
 Net interest currently payable in cash                                 (14,934)             (14,834)
                                                                       --------            ---------
FREE CASH FLOW                                                         $   (368)           $ (52,736)
                                                                       ========            =========